SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 15, 2003

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

SIGNATURE

      All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding: the amount and timing of benefits expected from the acquisition referred to in this Form 8-K; the expected time of completion of the acquisition; potential changes in WebMD’s business relationships; future deployment of applications; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the Health Insurance Portability and Accountability Act of 1996 (HIPAA); and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s other Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

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      ITEM 5.       OTHER EVENTS

      On June 15, 2003, we entered into a definitive agreement to acquire Advanced Business Fulfillment, Inc., a privately held company based in St. Louis, Missouri. Advanced Business Fulfillment, which we refer to as ABF, provides healthcare paid-claims communication services for third party administrators and health insurers.

      We have agreed to pay $110 million in cash at closing for all of the outstanding capital stock of ABF and have agreed to pay up to an additional $150 million beginning in April 2004 if certain milestones are achieved. The additional payment may be made over a three year period in WebMD common stock or, at our option in certain circumstances, in cash.

      The completion of the acquisition is conditioned upon the expiration or termination of the waiting period under the Hart-Scott-Rodino Act and is subject to other customary conditions. We expect to complete the transaction in the early part of the third quarter of 2003.

      ABF provides services that allow health benefits administrators to outsource print-and-mail activities by sending an electronic feed to ABF. ABF then creates a customized processing rule set for the administrator and integrates a Web-based suite of management tools to facilitate the distribution of checks, remittance advice, and explanations of benefits (EOB). ABF augments our WebMD Envoy segment’s existing capabilities for remittance advice and EOB and complements its broad suite of print and electronic transaction services. For the year ended December 31, 2002, ABF reported revenues of $63 million and pre-tax income of $8 million. ABF provides services to more than 300 healthcare payers.

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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

Dated: June 17, 2003	By:	/s/ Lewis H. Leicher

Lewis H. Leicher Senior Vice President

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